                                                                     EXHIBIT 4.1

================================================================================


                            AIRTRAN HOLDINGS, INC.,

                                   as ISSUER

                                      and

                           WILMINGTON TRUST COMPANY,

                               as WARRANT AGENT


                    ---------------------------------------

                               WARRANT AGREEMENT

                    ---------------------------------------


                          Dated as of April 12, 2001


                             Warrants to Purchase
                            Shares of Common Stock
                           Par Value $.001 Per Share

================================================================================

                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ------
WARRANT AGREEMENT..................................................................................................  i

ARTICLE I             ISSUANCE, FORM, EXECUTION, DELIVERY AND  REGISTRATION OF WARRANT CERTIFICATES................  1
         SECTION 1.1.          Issuance of Warrants................................................................  1
         SECTION 1.2.          Form of Warrant Certificates........................................................  2
         SECTION 1.3.          Execution of Warrant Certificates...................................................  2
         SECTION 1.4.          Appointment of Warrant Agent........................................................  2
         SECTION 1.5.          Authentications and Delivery........................................................  2
         SECTION 1.6.          Separation of Warrants and Notes....................................................  3
         SECTION 1.7.          Registrar and Warrant Register......................................................  3
         SECTION 1.8.          Registration of Transfers and Exchanges.............................................  3
         SECTION 1.9.          Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates..................  6
         SECTION 1.10.         Offices for Exercise, etc...........................................................  7

ARTICLE II            DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE............................................  7
         SECTION 2.1.          Duration of Warrants................................................................  7
         SECTION 2.2.          Exercise, Exercise Price, Settlement and Delivery...................................  7
         SECTION 2.3.          Cancellation of Warrant Certificates................................................  9

ARTICLE III           OTHER PROVISIONS RELATING TO  RIGHTS OF HOLDERS OF WARRANTS.................................. 10
         SECTION 3.1.          Enforcement of Rights............................................................... 10

ARTICLE IV            CERTAIN COVENANTS OF THE COMPANY............................................................. 10
         SECTION 4.1.          Payment of Taxes.................................................................... 10
         SECTION 4.2.          Notice of Expiration Date........................................................... 11
         SECTION 4.3.          Reservation of Common Stock......................................................... 11
         SECTION 4.4.          Warrant Shares to be Duly Authorized and Issued, Fully Paid and Nonassessable....... 11
         SECTION 4.5.          Reports............................................................................. 11
         SECTION 4.6.          Private Placement Numbers........................................................... 12
         SECTION 4.7.          Right of Action..................................................................... 12
         SECTION 4.8.          Registration Rights................................................................. 12
         SECTION 4.9.          Listing/Inclusion for Quotation..................................................... 12
         SECTION 4.10.         Survival............................................................................ 12

ARTICLE V             ADJUSTMENTS.................................................................................. 12
         SECTION 5.1.          Adjustment of Exercise Price and Number of Warrant Shares Issuable.................. 12
         SECTION 5.2.          Fractional Interest................................................................. 18

         SECTION 5.3.          When Adjustment Not Required........................................................ 19
         SECTION 5.4.          Treasury Stock...................................................................... 19
         SECTION 5.5.          Notices to Warrant Agent and Holders................................................ 19

ARTICLE VI            CONCERNING THE WARRANT AGENT................................................................. 19
         SECTION 6.1.          Warrant Agent....................................................................... 19
         SECTION 6.2.          Conditions of Warrant Agent's Obligations........................................... 20
         SECTION 6.3.          Resignation and Appointment of Successor............................................ 23

ARTICLE VII           MISCELLANEOUS................................................................................ 24
         SECTION 7.1.          Defined Terms....................................................................... 24
         SECTION 7.2.          Amendment........................................................................... 27
         SECTION 7.3.          Notices and Demands to the Company and Warrant Agent................................ 27
         SECTION 7.4.          Address for Notices to the Company and for Transmission of Documents................ 27
         SECTION 7.5.          Notices to Holders.................................................................. 28
         SECTION 7.6.          Applicable Law...................................................................... 28
         SECTION 7.7.          Obtaining of Governmental Approvals................................................. 28
         SECTION 7.8.          Persons Having Rights Under Agreement............................................... 29
         SECTION 7.9.          Headings............................................................................ 29
         SECTION 7.10.         Counterparts........................................................................ 29
         SECTION 7.11.         Inspection of Warrant Agreement..................................................... 29
         SECTION 7.12.         Successors.......................................................................... 29

TABLE OF CONTENTS..................................................................................................  i

EXHIBITS         1

                            EXHIBITS AND SCHEDULES

                                                                                  Page
                                                                                 ------
EXHIBIT A-1        FORM OF WARRANT CERTIFICATE...............................     A-1

EXHIBIT A-2        FORM OF WARRANT CERTIFICATE...............................     A-12

EXHIBIT B          CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF WARRANTS...................     B-1

EXHIBIT C          TRANSFEREE LETTER OF REPRESENTATION.......................     C-1

SCHEDULE 4.3       CAPITALIZATION............................................     D-1

                               WARRANT AGREEMENT

         THIS WARRANT AGREEMENT ("Warrant Agreement"), dated as of April 12,
                                  -----------------
2001 is executed and delivered by AirTran Holdings, Inc., a Nevada corporation (together with any successor thereto, the "Company") and Wilmington Trust
                                           -------
Company, as warrant agent (together with any successor warrant agent, the "Warrant Agent"), for the benefit of the holders (the "Holders") from time to
 -------------                                         -------
time of the Warrant Certificates (as hereinafter defined).

         WHEREAS, the Company and its wholly-owned subsidiary AirTran Airways, Inc. ("Airways") have entered into a purchase agreement dated as of April 12, 2001 (the "Purchase Agreement") with Boeing Capital Loan Corporation (the
           ------------------
"Initial Purchasers"), pursuant to which the Company and Airways have agreed,
 ------------------
among other things, to sell to the Initial Purchasers 166,400 units (the "Units"), each consisting of (i) $1,000 principal amount of 11.27% Senior
 -----
Secured Notes of Airways due 2008 (each a "Note" and, collectively, the "Notes")
                                           ----                          -----
to be issued under an indenture dated as of even date herewith (the "Indenture"), between Airways and the Guarantors party thereto and Wilmington
 ---------
Trust Company, as trustee (the "Trustee"), (ii) one warrant (each a "Warrant"
                                -------                              -------
and, collectively, the "Warrants" and the certificates evidencing the Warrants
                        --------
being hereinafter referred to as the "Warrant Certificates") entitling the
                                      --------------------
Holder thereof to initially purchase 18.02885 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), subject to adjustment in
                                       ------------
accordance with the terms hereof; and

         WHEREAS, the Warrants shall be separately transferable from the Notes on and after the Separation Date (as hereinafter defined).

         NOW, THEREFORE, in consideration of the purchase of the Units by the Initial Purchaser and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders, the parties hereto agree as follows:

                                   ARTICLE I

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                     REGISTRATION OF WARRANT CERTIFICATES

         SECTION 1.1.Issuance of Warrants. Each Warrant Certificate shall, when
                     --------------------
countersigned by the Warrant Agent, evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such Holder) 18.02885 fully paid and non-assessable shares of Common Stock (the shares of Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in
Article V) at the price specified herein and therein, in each case subject to
---------
adjustment as provided herein and therein.

         SECTION 1.2. Form of Warrant Certificates. The Warrants will be issued
                      ----------------------------
only in certificated form. The Warrant Certificates evidencing the Warrants to be delivered pursuant to this Warrant Agreement shall be substantially in the form set forth in Exhibit A attached hereto, dated the date on which
                  ---------
countersigned.

         SECTION 1.3. Execution of Warrant Certificates. The Warrant
                      ---------------------------------
Certificates shall be executed on behalf of the Company by its President or any Vice President and attested to by its Secretary or Assistant Secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile hereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Warrant Agreement any such person was not such an officer.

         SECTION 1.4. Appointment of Warrant Agent. The Company hereby appoints
                      ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 1.5. Authentications and Delivery. Subject to the immediately
                      ----------------------------
following paragraph of this Section 1.5, Warrant Certificates shall be
                            -----------
authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.7 hereof).
                                -----------

         Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by its President or any Vice President and attested to by its Secretary or Assistant Secretary and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.3 hereof, to authenticate the Warrant
                        -----------
Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

         In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though he person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Warrant Agreement any such person is not an authorized signatory.

         The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.
                                       ---------

         SECTION 1.6. Separation of Warrants and Notes. The Warrants will be
                      --------------------------------
separately transferable from the Notes immediately upon issuance of the Units (the "Separation Date").
      ---------------

         SECTION 1.7. Registrar and Warrant Register. The Company will keep, at
                      ------------------------------
the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". Initially, Wilmington Trust Company shall act as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

         The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the Holders (the "Warrant Register"). The Company will
                                            ----------------
act as such repository unless and until some other Person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

         SECTION 1.8. Registration of Transfers and Exchanges.
                      ---------------------------------------

         (a) Transfer and Exchange. When Warrants are presented to the Warrant Agent with a request:

                   (i)   to register the transfer of the Warrants; or

                  (ii) to exchange such Warrants for an equal number of Warrants, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section 1.8 for such transactions are met;
                              -----------
         provided, however, that the Warrants presented or surrendered for registration of transfer or exchange:

                       (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or by its attorney, duly authorized in writing and

                       (y) in the case of Warrants the offer and sale of which has not been registered under the Securities Act, and are presented for transfer or exchange prior to
                            (x) the date which is two years after the later of the date of original issue (the "Issue Date") and
                                                             ----------
                            the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination
                                                 ------------------ -----------
                            Date"), such Warrants shall be accompanied, in the
                            ----
                            sole discretion of the Company, by the following additional information and documents, as applicable:

                            (A) if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B
                                                                ---------
                                  hereto); or

                            (B) if such Warrant is being transferred in reliance on any exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto)
                                                            ---------
                                  and an opinion of counsel reasonably
                                  acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

         (b)   Legends.

                   (i) Except to the extent permitted by paragraph (ii) of this Section 1.8(b), each Warrant Certificate (and all Warrants issued
              --------------
         in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF AIRTRAN HOLDINGS, INC. FOR WHICH THE WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN NOR ANY SHARE OF COMMON STOCK ACQUIRED UPON EXERCISE HEREOF MAY BE REOFFERED, SOLD, ASSIGNED,

TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE OR ANY SECURITIES OF THE COMPANY FOR WHICH THE WARRANT IS EXERCISABLE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE ELIGIBLE FOR RESALE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS WARRANT CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 12, 2001 BETWEEN THE COMPANY, BOEING CAPITAL LOAN CORPORATION (THE "INITIAL PURCHASERS"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                       (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act in accordance with this Section 1.8 or an effective registration statement under the Securities Act, the Warrant Agent shall permit the

         Holder thereof to exchange such Warrant Certificate for a Warrant Certificate that does not bear the first paragraph of the legend set forth above and rescind any related restriction on the transfer of such Warrant; and

         (c)   Obligations with Respect to Transfers and Exchanges.

                       (i) The Company shall execute and the Warrant Agent shall, at the Company's request, authenticate Warrants to permit registration of transfers and exchanges.

                       (ii) All Warrants issued upon any registration of transfer or exchange thereof shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon the registration of transfer or exchange.

                       (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

         (d) Payment of Taxes. The Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or transfer pursuant to this
Section 1.8.
-----------

         SECTION 1.9. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
                      -----------------------------------------------------
Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of
------------
the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section
                                                                         -------
1.9, the Company or the Warrant Agent may require the payment from the Holder of
---
such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 1.9 in lieu of any lost, stolen
                                        -----------
or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth
in) this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.9 are exclusive with respect to the replacement of lost, stolen,
     -----------
destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

         The Warrant Agent is hereby authorized to authenticate and deliver the new Warrant Certificates required pursuant to the provisions of this Section
                                                                     -------
1.9.
---

         SECTION 1.10. Offices for Exercise, etc. So long as any of the Warrants
                       -------------------------
remain outstanding, the Company will designate and maintain in the continental United States: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.5 hereof), and (c) an office or agency where notices and
            -----------
demands to or upon the Company in respect of the Warrants or of this Warrant Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the corporate trust office of the Warrant Agent in Wilmington, Delaware (the "Warrant Agent Office"), as the initial agency maintained for each such purpose.
 --------------------
                                  ARTICLE II

               DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

         SECTION 2.1. Duration of Warrants. Subject to the terms and conditions
                      --------------------
established herein, the Warrants shall expire at 5:00 p.m., New York City time on April 12, 2006 (the "Expiration Date"). Warrants may be exercised on any
                        ---------------
Business Day (as hereinafter defined) on or after the Exercisability Date (as hereinafter defined) and on or prior to the Expiration Date.

         Any Warrant not exercised before the close of business on the Expiration Date relating to such Warrant shall become void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Warrant Agreement shall cease.

         SECTION 2.2. Exercise, Exercise Price, Settlement and Delivery.
                      -------------------------------------------------

         (a) Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right to purchase from the Company on or after the Separation Date (the "Exercisability Date") and on or prior to the Expiration
                      -------------------
Date, up to 18.02885 fully paid and non-assessable Warrant Shares per each Warrant such Holder owns, subject to adjustment in accordance with Article V
                                                                   ---------
hereof, at the initial purchase price of $4.51 for each Warrant Share purchased, subject to adjustment in accordance with Article V hereof (the "Exercise
                                         ---------              --------
Price").
-----

         (b) Warrants may be exercised, in whole or in part, on or after the Exercisability Date by (i) surrendering at any Warrant Agent office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the

Warrant Certificate (the "Election to Exercise") duly completed and signed by
                          --------------------
the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and (ii) paying in full the Exercise Price for each such Warrant Share purchased and any other amounts required to be paid pursuant to Section 4.1 hereof.
                                -----------

         (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, delivered to the office or agency where the Warrant Certificate is being surrendered or (ii) by delivery of Warrant Certificates pursuant to Section 2.2(d). Subject to the provisions of
                                 --------------
this Warrant Agreement, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part.

         (d) In the event that any Holder of Warrant Certificates delivers such Warrant Certificates to the Company and indicates on the Election to Exercise that such Holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificate to satisfy its obligation to pay the Exercise Price in respect thereof by virtue of the provisions of this
Section 2.2(d), such Holder shall become entitled to receive, instead of the
--------------
number of Warrant Shares such Holder would have received had the Exercise Price been paid in cash pursuant to Section 2.2(c), a number of Warrant Shares in
                              --------------
respect of the exercise of such Warrants equal to the product of:
                                                      -------

                            (A) the number of Warrant Shares issuable upon such exercise of such Warrant Certificates (or, if only a portion of such Warrant Certificates are being exercised, issuable upon the exercise of such portion) multiplied by

                            (B)   the quotient of:

                                  (i)  the difference of:

                                       (X)   the per share Fair Market Value of
                                             the Common Stock at the time of
                                             such exercise; minus

                                       (Y)   the Exercise Price at the time of
                                             such exercise; divided by


                                  (ii) the per share Fair Market Value of the
                                       Common Stock at the time of such
                                       exercise.


         For purposes of Rule 144 under the Securities Act, the Company and the Warrant Agent, on behalf of the Holders, hereby agree that the exercise of any Warrants in accordance with this Section 2.2(d) shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Warrant Agreement and the Warrants, into Warrant Shares.

         (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Agent Office, such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent but in no event later than the third Business Day after surrender of such Warrant Certificate. The "Exercise Date" for a Warrant shall
                                            -------------
be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received by the Warrant Agent at
                               -----------
or prior to 2:00 p.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are
                                                           -----------
received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received by the
                                           -----------
Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

         (f) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price, whether in cash or Warrant Certificates, to be delivered or paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) in the case of a payment of the Exercise Price in cash, advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; (iii) in the case of a payment of the Exercise Price in Warrant Certificates, advise the Company immediately by telephone of the number of Warrant Certificates surrendered and promptly confirm such telephonic advice in writing; and (iv) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement and the Warrant Certificates, the instructions of each exercising Holder with respect to delivery of the Warrant Shares to which such Holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

         (g)   Subject to Section 5.2 hereof, as soon as practicable after the
                          -----------
exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered Holder evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. The Warrant Agent shall have no obligation to ascertain the number of Warrant Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered Holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised (unless such Warrants shall have expired).

         SECTION 2.3.    Cancellation of Warrant Certificates. In the event the
                         ------------------------------------
Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all money received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.

                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS

         SECTION 3.1. Enforcement of Rights.
                      ---------------------

         (a) Notwithstanding any of the other provisions of this Warrant Agreement, any Holder of Warrant Certificates or holder of Warrant Shares, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate as provided in such Warrant Certificate and in this Warrant Agreement.

         (b) Neither the Warrants nor any Warrant Certificate shall entitle the Holders thereof to any of the rights of a holder of Common Stock, including, without limitation, as applicable, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter, or any rights whatsoever as stockholders of the Company.

                                  ARTICLE IV

                       CERTAIN COVENANTS OF THE COMPANY

         SECTION 4.1.    Payment of Taxes. The Company will pay all documentary
                         ----------------
stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants and all documentary stamp taxes attributable to the separation of the Warrants from the Notes on the Separation Date; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered Holder surrendered upon the exercise of a Warrant. In any such case, the Company shall not be required to issue or deliver such Warrant Certificate or certificate for Warrant Shares unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

         SECTION 4.2.    Notice of Expiration Date. The Company will give notice
                         -------------------------
of the Expiration Date to all Holders of the then outstanding Warrants, not less than 90 and not more than 120 days prior to the Expiration Date; provided, however, the failure of the Company to deliver any such notice shall not extend or otherwise affect the Expiration Date.

         SECTION 4.3.    Reservation of Common Stock. The Company covenants and
                         ---------------------------
agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all securities convertible into, Common Stock. All of the outstanding shares of capital stock of each of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. Schedule 4.3 sets forth (a) the Capitalization of the Company s as of
        ------------
the Closing Date and (b) the pro forma Capitalization of the Company after giving effect to the Transactions. "Capitalization" shall mean (a) the number of authorized and outstanding shares of Common Stock, (b) the number of authorized and outstanding shares of each series of preferred stock, (c) a description of outstanding securities convertible into or exchangeable for Common Stock and the maximum number of shares of Common Stock issuable upon exercise of all such outstanding rights, (d) a description of any option plans and the number of authorized options and the number of outstanding options, and (e) the number of any other outstanding shares or securities.

         SECTION 4.4.    Warrant Shares to be Duly Authorized and Issued, Fully
                         ------------------------------------------------------
Paid and Nonassessable. The Company covenants and agrees that it will take all
----------------------
such action as may be necessary to ensure that all Warrant Shares delivered upon the exercise in full of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any security interest, lien or other encumbrance of any kind or nature created by, arising out of actions of, the Company, any subsidiary or any affiliate of the Company.

         SECTION 4.5.    Reports. For so long as any Warrants are outstanding,
                         -------
if at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Securities Exchange Commission (the "SEC"), to the extent permitted, and distribute to the Warrant
                 ---
Agent and to each Holder copies of the quarterly and annual financial information that would have been required to be contained in a filing with the SEC on Forms 10-Q and 10-K and all current reports that would be required to be filed with the SEC on Form 8-K had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with generally accepted accounting principles. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operation." The financial and other information to be distributed to Holders shall be filed with the Warrant Agent and mailed to the Holders at their respective addresses appearing in the Warrant Register maintained by the Warrant Agent, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year.

From and after the date of effectiveness of any registration statement filed with the SEC with respect to the Warrants, the Company will file with the SEC such Forms 10-Q and 10-K and any other information required to be filed by it.

         SECTION 4.6.    Private Placement Numbers. The Company covenants and
                         -------------------------
agrees to obtain, and thereafter maintain, a private placement number in respect of the Warrants and a private placement number or CUSIP number, as appropriate, in respect of the Warrant Shares from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

         SECTION 4.7.    Right of Action. All rights of action in respect of the
                         ---------------
Warrants are vested in the respective registered Holders of the Warrant Certificates, and any registered Holder of any Warrant Certificate, without the consent of the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Warrant Agreement.

         SECTION 4.8.    Registration Rights. All shares of Common Stock or
                         -------------------
other securities issued or issuable upon exercise of the Warrants shall have the registration rights and related obligations set forth in the Registration Rights Agreement, and the parties hereto shall each execute such agreements, documents and instruments in connection therewith as reasonably requested to fulfill the purposes of this Section 4.8.
                 -----------

         SECTION 4.9.    Listing/Inclusion for Quotation. The Company covenants
                         -------------------------------
and agrees to (i) list all Common Stock issued or issuable upon exercise of the Warrants on the American Stock Exchange or any other securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Common Stock issued or issuable upon exercise of the Warrants if the Common Stock is then so authorized for quotation.

         SECTION 4.10.   Survival. The agreements of the Company contained in
                         --------
Section 4.1, Section 4.7, Section 4.8 and Section 4.9 shall survive the exercise
-----------  -----------  -----------     -----------
of and the expiration of the Warrants.


                                   ARTICLE V

                                  ADJUSTMENTS

         SECTION 5.1.    Adjustment of Exercise Price and Number of Warrant
                         --------------------------------------------------
Shares Issuable. The Exercise Price and the number and kind of Warrant Shares
---------------
purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends, Subdivisions and Combinations. In case the Company shall hereafter (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (B) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares or (C) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares, (i) the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of any Warrant Certificate thereafter exercised shall be entitled to receive the number of Warrant Shares which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and (ii) the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter. An adjustment made pursuant to this Section
                                                                        -------
5.1(a) shall become effective immediately after the record date, in the case of
------
a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 5.1(a), the Holder of any Warrant
                                    --------------
Certificate thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine, in its reasonable discretion, the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

         (b) Reclassification, Combinations, Mergers, etc. If (A) any capital reorganization, reclassification or change of outstanding shares of Common Stock (other than as set forth in Section 5.1(a) and other than a change in par value,
                            --------------
or from par value to no par value, or from no par value to par value provided that the Company shall not increase the par value of the Common Stock to exceed the Exercise Price), or (B) in case of any consolidation or merger of the Company with or into another corporation or other entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or (C) in case of any sale or conveyance to another corporation or other entity of all or substantially all of the assets of the Company shall be effected in such a way that the holders of Common Stock shall be entitled to receive shares of common stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation or other entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant Certificate then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and assets receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that such holders would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V and enter into a supplemental warrant
                                 ---------
agreement so providing.

         For purposes of this Section 5.1(b), "shares of stock and other
                              --------------
securities and property" receivable upon a reclassification, change, consolidation, merger, sale or conveyance shall include stock of any successor or acquiring corporation of any class which is not subject to redemption and shall also include any evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event including any warrants or other rights to subscribe for or purchase any such stock. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation or other entity, such issuer shall join in the supplemental warrant agreement.

         In case of any such reclassification, reorganization, merger, consolidation or dispositions of assets, the successor or acquiring corporation or other entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares into which each Warrant is exercisable, which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V.
                                        ---------

         (c) Issuances of Common Stock or Rights. In the event that the Company shall, at any time or from time to time after the date hereof, issue, sell distribute or otherwise grant (in any such case, a "Distribution") shares
                                                         ------------
of Common Stock or Rights, whether or not such Rights are immediately exercisable, convertible or exchangeable, at a Consideration Per Share lower than the per share Fair Market Value of the Common Stock on the date of such issuance or sale, or if the Company shall amend any of the provisions of any Rights, including, without limitation, a change in the purchase, conversion, exchange or exercise price per share of Common Stock of any such Right, or the Aggregate Consideration Receivable applicable to any such Right (other than under or by reason of provisions designed to protect against dilution upon an event which results in an adjustment pursuant to this Article V which is no less
                                                      ---------
favorable to the Holders than such adjustment is to the holder of such Rights), then, immediately after the date of such issuance or sale,

                           (A) the number of Warrant Shares purchasable upon exercise of each Warrant shall be increased so that the Holders thereafter will be entitled to receive the number of Warrant Shares determined by multiplying:

                                   (i)   the number of shares of Common Stock
                  such Holders would have been entitled to receive immediately before the date of such issuance or sale had such Holders exercised their Warrants immediately prior thereto; by

                                   (ii)  a fraction, the numerator of which
                  shall be the sum of: (X) the number of shares of Common Stock outstanding on such date plus (Y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Rights so offered are initially convertible or exchangeable or exercisable, as the case may be), and the denominator of which shall be the sum of: (X) the number of shares of Common Stock outstanding on such date plus (Y) the number of shares of Common Stock that the Aggregate Consideration Receivable would purchase at such per share Fair Market Value of the Common Stock on the date of such issuance or sale, and

                           (B) the Exercise Price in effect immediately after such Distribution shall be adjusted by multiplying the Exercise Price in effect immediately prior to such Distribution by the quotient of:

                           (i) the sum of: (A) the number of shares of Common Stock outstanding immediately prior to such Distribution; plus (B) the quotient of: (X) the Aggregate Consideration Receivable; divided by (Y) the per share Fair Market Value of the Common Stock; in each case immediately prior to such Distribution; divided by

                           (ii) the sum of: (A) the number of shares of Common Stock outstanding immediately prior to such Distribution; plus (B) the number of shares of Common Stock so issued or sold (or initially issuable pursuant to any Rights).

                  No adjustment shall be made pursuant to subparagraph (A) above which would decrease the number of shares of Common Stock purchasable upon exercise of a Warrant. No adjustment shall be made pursuant to subparagraph (B) above which would increase the Exercise Price of a Warrant.

                  For purposes of the foregoing calculation, the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange, as applicable, of all Rights shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor the Aggregate Consideration Receivable applicable thereto after giving effect to such exercise, conversion or exchange. Except as provided in Section 5.1(g), no
                                                        --------------
additional adjustments of the Exercise Price shall be made upon the actual exercise, exchange or conversion, as applicable, of such Rights.

                  (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, make or pay any dividend of, or distribute to holders of Common Stock (in any such case, a "Dividend"), shares of capital stock, any of its property or assets, including,
 --------
without limitation, cash, evidences of its indebtedness, Rights or other securities (in each case, other than dividends payable in Common Stock) (collectively, "Dividend Securities"), then, in each such case, the Company
                -------------------
shall reserve shares or other units of such Dividend Securities for distribution to the Holders upon exercise of their Warrants so that, in addition to the Warrant Shares issuable upon exercise thereof, such Holders will receive upon such exercise the amount and kind of such Dividend Securities that such Holders would have received if the Holders had, immediately prior to the record date for the distribution of the Dividend Securities, exercised the Warrants.

                  (e) Self-Tenders. If, at any time or from time to time after the date hereof, the Company or any subsidiary of the Company shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Company or any Right at a weighted average purchase price in excess of the per share Fair Market Value of the Common Stock then on the Business Day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the "Determination
                                                            -------------
Date"), the Company shall (x) offer to repurchase the Warrant Shares on the same
----
terms and conditions on which it has offered to repurchase the shares of Common Stock that were the subject of the self-tender or (y) offer to repurchase the Warrants on the same terms and conditions on which it has offered to repurchase the rights that were the subject of the self-tender.

                  (f) Fair Market Value of Consideration Received. Notwithstanding any provision to the contrary herein, for purposes of this
Article V, if any Rights shall be issued in connection with the issuance and
---------
sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Rights by the parties thereto, such Rights shall be deemed to have been issued without consideration, provided, however, that if any such Rights have an exercise price (to the extent applicable) equal to or greater than the per share Fair Market Value of the Common Stock on the date of issuance of such Rights, then such Rights shall be deemed to have been issued for consideration equal to such exercise price.

                  (g) Deferral of Certain Adjustments. No adjustment need be made for a change in the par value of the Common Stock; provided, however, the Company shall not increase the par value of the Common Stock to exceed the Exercise Price. All calculations under this Section 5.1 shall be made to the
                                            -----------
nearest 1/1,000 of one cent or to the nearest 1/1,000th of a Warrant Share, as the case may be.

                  (h) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Article V, Holders shall become
                                              ---------
entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of each Warrant and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this Article V, and all other
                                                ---------
relevant provisions of this Article V that are applicable to shares of Common
                            ---------
Stock shall be applicable to such other securities. In case at any time or from time to time the Company shall take any action in respect of its outstanding shares of Common Stock, other than any action described in this Article V, or
                                                                ---------
any event occurs as to which the provisions of this Article V are not strictly
                                                    ---------
applicable, then the number of Warrant Shares for which each Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this
Article V and as shall be reasonably necessary, in the good faith opinion of the
---------
Board of Directors of the Company, to protect the exercise rights of the Holders, but in no event shall any such adjustment have the effect of adversely affecting the Holders. If the Company shall at any time or from time to time issue, sell or distribute any shares of capital stock (other than Common Stock), any evidences of indebtedness, any property or assets, Rights or other securities, then, in each such case, such issuance, sale or distribution shall be deemed to be of, or in respect of, Common Stock for purposes of this Article
                                                                        -------
V.
-

                  (i) Statement of Warrant Certificates. Irrespective of any adjustment in the number or kind of Warrant Shares issuable upon the exercise of each Warrant or the Exercise Price, Warrant Certificates theretofore or thereafter issued shall continue to express the same number and kind of Warrant Shares and Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

                  (j) Increased Warrant Shares or Reduced Exercise Price. From time to time, the Company may, for a period of not less than 20 Business Days, in its discretion, upon written notice to the Warrant Agent, increase the number of Warrant Shares purchasable upon the exercise of each Warrant, without making any adjustment to the Exercise Price, or reduce the Exercise Price, without making any adjustment to the number of Warrant Shares purchasable upon the exercise of each Warrant; provided that in the event that the Company elects to make any such adjustment, the Company shall make the same or proportional adjustment, as the case may be, with respect to all outstanding Warrants.

                  (k) No Adjustments for Certain Incentive Compensation. Notwithstanding any other provision hereof, it is expressly understood that the Warrants shall not be adjusted with respect to (a) Common Stock or Rights, in any case, that may be issued to any of the Company's officers or employees pursuant to the stock option plans or similar plans of the Company, including, without limitation, under the AirTran Holdings, Inc. 1995 Employee Stock Purchase Plan, 1993 Incentive Stock Options Plan, 1994 and 1996 stock option plans, Airways Corporation's 1995 Stock Option Plan, and Airways Corporation's 1995 Director Stock Option Plan (collectively, the "Plans"), to the extent that
                                                    -----
shares of Common Stock or other securities issued or granted under such Plans are issued or granted at a price, or with an exercise price, that is no less than the per share Fair Market Value of the Common Stock at the date of grant or issuance and such grant or issuance, together with all previous grants and issuances under all such Plans, represents not more than 10% of the fully diluted Common Stock at the time of such grant or issuance, (b) the issuance of any Warrant Shares, or (c) the issuance of any Common Stock upon conversion of the Convertible Notes.

                  (l) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.1 and in the taking of all such action as may
                       -----------
be necessary or appropriate in order to protect the rights of the Holders against impairment.

                  (m) Further Equitable Adjustments. If, after one or more adjustments to the Exercise Price pursuant to this Section 5.1, the Exercise
                                                   -----------
Price cannot be reduced further without falling below the greater of (i) the par value of the Common Stock or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of common stock, the Company shall make further adjustments to compensate the Holders, consistent with the foregoing principles, as the Board of Directors of the Company, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

                  (n)    Other Adjustments.

                         (i)    Adjustments shall be made pursuant to this
                  Section 5.1 successively whenever any of the events referred
                  -----------
                  to in Section 5.1(a) through Section 5.1(e), inclusive, shall
                        --------------         --------------
                  occur.

                         (ii) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in this
                  Section 5.1, but prior to the effective date thereof,
                  -----------
                  appropriate adjustments shall be made immediately after such effective date so that the Holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other securities or property or assets that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                         (iii) Shares of Common Stock owned by or held for the account of the Company shall not, for purposes of the adjustments set forth in this Section 5.1 be deemed
                                                -----------
                  outstanding.

                  (o) Expiration of Rights. Upon the expiration of any Rights referred to in this Section 5.1, without the exercise, exchange or conversion,
                    -----------
as applicable, thereof, the Exercise Price and the number of Warrant Shares shall, upon such expiration, be readjusted and shall thereafter be such Exercise Price and such number of Warrant Shares as would have been had such Exercise Price and such number of Warrant Shares originally been adjusted (or had the original adjustment not been required, as the case may be) as if:

                         (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

                         (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such Rights, whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

                  SECTION 5.2.  Fractional Interest. The Company shall not be
                                -------------------
required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock which may be acquired on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.2, be issuable on the exercise of any
                           -----------
Warrant, the Company shall either (i) pay an amount in cash calculated by the Company to equal the per share Fair Market Value of the Common Stock multiplied by such fraction of a share of Common Stock computed to the nearest whole cent or (ii) aggregate all such fractional shares of Common Stock into a whole number of shares and sell such aggregated fractional shares on behalf of the Holders entitled thereto in a public or private sale and distribute, on a pro rata basis, the net cash proceeds therefrom to such Holders. While the Company will use its best efforts to secure the best available sale price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares. By their acceptances of the Warrant Certificates, Holders expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock.

                  SECTION 5.3.  When Adjustment Not Required. If the Company
                                ----------------------------
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  SECTION 5.4.  Treasury Stock. The sale or other disposition of
                                --------------
any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and, except for a voluntary tender or exchange offer made by the Company or any subsidiary of the Company subject to Section 13(e) of the Exchange Act, a repurchase thereof and designation of such shares as treasury stock shall not be deemed to be a redemption thereof for the purposes of this Warrant Agreement.

                  SECTION 5.5.  Notices to Warrant Agent and Holders. Whenever
                                ------------------------------------
the number of Warrant Shares is adjusted or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly give to each Holder notice of such adjustment or adjustments and shall promptly deliver to each Holder and the Warrant Agent an Officer's Certificate (confirmed by a certificate from the Company's independent certified public accountants) setting forth: (i) the number of Warrant Shares issuable upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment; (ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made.

                  So long as any Warrant is outstanding, within ninety (90) days of the end of each fiscal year of the Company, the Company shall deliver to each Holder an Officer's Certificate setting forth: (i) the number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price of such shares as of the end of such fiscal year; (ii) a brief statement of the facts requiring each adjustment, if any, required to be made in such fiscal year; and (iii) the computation by which each such adjustment was made.

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

                  SECTION 6.1.  Warrant Agent. At no time when the Company may
                                -------------
be acting as its own Warrant Agent shall any of its obligations to the Holders be in any respect reduced as a result thereof. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and this Warrant Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                  SECTION 6.2.  Conditions of Warrant Agent's Obligations. The
                                -----------------------------------------
Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

                  (a) The Warrant Agent shall be entitled to compensation to be agreed upon in a separate fee agreement with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence, bad faith or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, each predecessor Warrant Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent or predecessor Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise or failure to exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.2 shall survive the exercise and the expiration of the Warrant
     -----------
Certificates and the resignation and removal of the Warrant Agent.

                  (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

                  (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                  (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) The Warrant Agent and its Related Parties may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the

Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

                  (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any money at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrant Certificates.

                  (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement (or any term or provision hereof) or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

                  (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of such recitals or other statements. The Warrant Agent does not make any representation as to the validity or sufficiency of this Warrant Agreement or the Warrant Certificates; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Warrant Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

                  (i) Before the Warrant Agent acts or refrain from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

                       (A) an Officers' Certificate stating that, in the opinion
                  of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                       (B) if reasonably necessary in the sole judgment of the
                  Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each Officers' Certificate or, if requested, an opinion of counsel (with respect to which such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company) with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                           (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  (j) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates and no implied duties or obligations shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any
                                           -----------
demand upon the Company. The Warrant Agent shall not be obligated to perform any duty to the extent prohibited by law.

                  (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Warrant Agreement shall be sufficient if signed by its President or, Vice President and attested by its Treasurer, Controller, Secretary or any Assistant Secretary.

                  (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.
                              ---------

                  (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

                  (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Warrant Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Warrant Agreement and the date on or after which such action shall be taken, and the Warrant Agent shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this Section 6.2(n) and that unless
                                                  --------------
objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

                  (o) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed by the Warrant Agent to be authorized to give such instructions and delivered to the Warrant Agent and such certificate shall grant full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

                  SECTION 6.3.      Resignation and Appointment of Successor.
                                    ----------------------------------------

                  (a) The Company agrees, for the benefit of the Holders, that there shall at all times be a Warrant Agent hereunder.

                  (b) The institution serving as Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, or in the event the Company shall determine not to continue to act as its own Warrant Agent, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in
Section 6.3(d) hereof, by written instrument in duplicate signed on behalf of
--------------
the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.3(d)
                                                            --------------
hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.3(d). As soon as practicable
                                       --------------
after appointment of the
successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered Holders in the manner provided for in Section 7.4 hereof.
                -----------

                  (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the Holder or the Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

                  (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $200 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Warrant Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.2(a) hereof, pay over, and such successor Warrant
                   --------------
Agent shall be entitled to receive, all money deposited with or held by any predecessor Warrant Agent hereunder.

                  (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business or assets, shall be the successor to the Warrant Agent under this Warrant Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

                  (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent or of the Company.

                                  ARTICLE VII

                                 MISCELLANEOUS

                  SECTION 7.1.  Defined Terms. Unless otherwise defined in this
                                -------------
Warrant Agreement, the capitalized terms set forth below and used in this Warrant Agreement shall have the meanings given to such terms below:

                  "Aggregate Consideration Receivable" means, in the case of a
                   ----------------------------------
sale, issuance or other distribution of shares of Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance, sale or other distribution of Rights, or any amendment thereto, the sum of: (a) the aggregate amount paid to the Company for such Rights; plus (b) the aggregate consideration or premium stated in such Rights to be payable for the shares of Common Stock covered thereby, in each case, without deduction for any fees, expenses or underwriters discounts; provided, further, that if all or any portion of the aggregate amount paid to the Company for such Rights was not paid in cash, the amount of such consideration other than cash received by the Company shall be deemed to be the then Fair Market Value of such consideration.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday
                   ------------
and Friday on which (i) banks in New York City or the city in which the principal corporate trust office of the Warrant Agent is located, (ii) the principal national securities exchange or market, if any, on which the Common Stock or the Warrants are listed or admitted to trading, in each case, are not obligated by law or executive order to be closed.

                  "Capitalization" has the meaning set forth in Section 4.3.
                   --------------                               -----------

                  "Capital Stock" means, with respect to any person, any and all
                   -------------
shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such person.

                  "Closing Prices" means, per share of Common Stock or any other
                   --------------
security, on any date specified herein:

                  (i) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock or other security is then listed or admitted to trading; and

                  (ii) if the Common Stock or other security is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock or such other security on such date, or if there shall have been no trading on such date or if the Common Stock or such other security is not so designated, the average of the reported closing bid and asked prices on such date as shown by the NASDAQ.

                  "Consideration Per Share" means, with respect to shares of
                   -----------------------
Common Stock or Rights, the quotient of: (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock or such Rights, divided by
(b) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock into which such Rights are exercisable or convertible.

                  "Fair Market Value" means, per share of Common Stock or any
                   -----------------
other security, as of any date of determination, the arithmetic mean of the daily Closing Prices for the 30 consecutive trading days before such date of determination; provided, however, that if the Common Stock or such other security is then neither listed or admitted to trading on any national securities exchange, designated as a national market system security by the NASD or quoted by NASDAQ, then "Fair Market Value" means the fair market value of one
                           -----------------
share of Common Stock, or such other security as determined by an Independent Financial Advisor as of the date of determination. Any such valuation by an Independent Financial Advisor shall be based on a sale of the Company, and such valuation shall not be discounted based on a lack of liquidity or voting rights, with respect to any such shares, or based on a lack of control of the Company or by the minority position of the holders of any such shares.

                  "Independent Financial Advisor" means such firm of independent
                   -----------------------------
certified public accountants, an investment banking or appraisal firm (which firm shall own no equity interest of, and shall not be an affiliate, subsidiary or Related Party of the Company) of recognized national standing to be retained by the Company and acceptable to Holders of a majority of the outstanding Warrants and the Warrant Agent.

                  "Person" means any individual, corporation, partnership, joint
                   ------
venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Related Party" means, with respect to any Person: (A) any
                   -------------
other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, (B) any spouse or immediate family member of such Person or (C) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a 5% or more controlling interest of which consist of such Person and/or such other Persons or entities referred to in the immediately preceding clause (A). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Right" means and includes:
                   -----

                           (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire directly or indirectly Common Stock;

                           (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe directly or indirectly for shares of additional Common Stock (pursuant to a rights offering or otherwise);

                           (c) any right to acquire Common Stock or pursuant to the provisions of any security convertible directly or indirectly or exchangeable directly or indirectly into Common Stock; and

                           (d) any similar right permitting the holder thereof directly or indirectly to subscribe for or purchase shares of Common Stock.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations promulgated thereunder.

                  "Transactions" has the meaning set forth in the Indenture.
                   ------------

                  SECTION 7.2.  Amendment. This Warrant Agreement and the terms
                                ---------
of the Warrants may be amended by the Company and the Warrant Agent, without the consent of any Holder, (i) for the purpose of curing any ambiguity, (ii) or for curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or (iii) in any other manner which the Company may reasonably deem necessary or desirable, which, in each of clauses (i), (ii) and
(iii), shall not adversely affect in any respect the interests of any of the Holders.

                  The Company and the Warrant Agent may modify this Warrant Agreement and the terms of the Warrants with the consent of not less than a majority in number of the then outstanding Warrants representing a majority of the Warrant Shares then issuable upon the exercise of all then outstanding Warrants (excluding Warrants held by the Company or by any subsidiary or affiliate of the Company) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders; provided, however, that no such modification that increases the Exercise Price, reduces the number of Warrant Shares purchasable upon the exercise of Warrants, reduces the period of time during which the Warrants are exercisable hereunder, otherwise adversely affects the exercise rights of the Holders, reduces the percentage required for modification, or effects any change to this Section 7.1, may be made with
                                            -----------
respect to an outstanding Warrant without the consent of the Holder of such Warrant.

                  Any modification or amendment made in accordance with this Warrant Agreement will be conclusive and binding on all present and future Holders whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any Holder in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent Holders.

                  SECTION 7.3.  Notices and Demands to the Company and Warrant
                                ----------------------------------------------
Agent. If the Warrant Agent shall receive any notice or demand addressed to the
-----
Company by the Holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  SECTION 7.4.  Address for Notices to the Company and for
                                ------------------------------------------
Transmission of Documents. All notices hereunder to the Company and the Warrant
-------------------------
Agent shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telecopy, confirmed by first class mail, postage prepaid, addressed as follows:

                  To the Company:

                  AirTran Holdings, Inc.
                  9955 AirTran Boulevard
                  Orlando, FL 32827
                  Telecopy: (407) 251-5567
                  Telephone: (407) 251-5600
                  Attention: Treasurer

                  With a copy (which shall not constitute notice) to:

                  Smith, Gambrell & Russell, LLP
                  1230 Peachtree Street, N.E.
                  Promenade II, Suite 3100
                  Atlanta, GA  30309
                  Telecopy: (404) 685-6894
                  Telephone: (404) 815-3594
                  Attention: Howard E. Turner, Esq. or John R. Schneider, Esq.

                  To the Warrant Agent:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19800-0001
                  Telecopy: (302) 651-1000
                  Telephone: (302) 651-8882
                  Attention: Corporate Trust Administration

                  SECTION 7.5.  Notices to Holders. Notices to Holders shall be
                                ------------------
mailed to such Holders at the addresses of such Holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

                  SECTION 7.6.  Applicable Law. THE VALIDITY, INTERPRETATION AND
                                --------------
PERFORMANCE OF THIS WARRANT AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                  SECTION 7.7.  Obtaining of Governmental Approvals. The Company
                                -----------------------------------
will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities laws filings under United States federal and State laws, and the rules and regulations of all stock exchanges or markets on which the Warrants may be listed, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares, it being understood, however, that the only contractual registration rights of the Holders are those set forth in the Registration Rights Agreement in respect of the Warrants, dated of even date herewith (the "Registration Rights Agreement"), between the Company and the
               -----------------------------
Initial Purchaser.

                  SECTION 7.8.  Persons Having Rights Under Agreement. Nothing
                                -------------------------------------
in this Warrant Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, the Warrant Agent and the Holders from time to time of the Warrant Certificates, any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders from time to time of the Warrant Certificates.

                  SECTION 7.9.  Headings. The descriptive headings of the
                                --------
several Articles and Sections of this Warrant Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 7.10.  Counterparts. This Warrant Agreement may be
                                 ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such Counterparts shall together constitute but one and the same instrument.

                  SECTION 7.11. Inspection of Warrant Agreement. A copy of this
                                -------------------------------
Warrant Agreement shall be available at all reasonable times at the Warrant Agent Office, for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

                  SECTION 7.12. Successors. All the covenants and provisions of
                                ----------
this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the Company and the Warrant Agent as of the day and year first above written.

                                     AIRTRAN HOLDINGS, INC.



                                     By: /s/ Steven A. Rossum
                                         ---------------------------------------
                                     Name:  Steven A. Rossum
                                     Title: Vice President and Treasurer

                                     WILMINGTON TRUST COMPANY,
                                     as Warrant Agent

                                     By: /s/ Patricia A. Evans
                                         ---------------------------------------
                                     Name:  Patricia A. Evans
                                     Title: Senior Financial Services Officer